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                                                                    Exhibit 23.1



CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUTANTS
--------------------------------------------------

We have issued our report dated November 30, 2001, accompanying the consolidated financial statements and schedule included in the Annual Report of Irvine Sensors Corporation on Form 10-K for the year ended September 30, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statements of Irvine Sensors Corporation on Form S-8 (Nos. 2-85501, 333-722201 and 333-94071) and Form S-3 (Nos. 333-45269, declared effective on
April 16, 1998, 333-32758, declared effective on March 29, 2000 and 333-44026, declared effective on September 5, 2000).

/s/ GRANT THORNTON LLP


Irvine, California
November 30, 2001